Exhibit 99.1

NEWS RELEASE

cc14-10/C1404

LSI Reports First Quarter 2014 Results

SAN JOSE, Calif., April 23, 2014 – LSI Corporation (NASDAQ: LSI) today reported results for its first quarter ended March 30, 2014.

On December 15, 2013, LSI entered into a definitive agreement with Avago Technologies Limited (NASDAQ: AVGO) under which Avago has agreed to acquire LSI for $11.15 per share in an all-cash transaction valued at approximately $6.6 billion. In anticipation of this transaction, which is expected to close in early May, LSI will not issue financial guidance for the upcoming quarter or conduct a first quarter results conference call. LSI has also discontinued its quarterly dividend and stock repurchases.

First Quarter 2014 Financial Highlights

•	First quarter 2014 revenues of $569 million

•	First quarter 2014 GAAP* net income of $0.06 per diluted share

•	First quarter 2014 non-GAAP** net income of $0.17 per diluted share

•	First quarter 2014 operating cash flows of $43 million

•	First quarter 2014 operating expenses of $266 million on a GAAP basis and $223 million on a non-GAAP basis

First quarter 2014 revenues were $569 million, compared to $569 million in the first quarter of 2013 and $605 million in the fourth quarter of 2013.

First quarter 2014 GAAP net income was $33 million or $0.06 per diluted share, compared to first quarter 2013 GAAP net income of $18 million or $0.03 per diluted share. Fourth quarter 2013 GAAP net income was $45 million or $0.08 per diluted share.

First quarter 2014 GAAP net income included a net charge of $66.5 million from special items, consisting primarily of approximately $30 million of amortization of acquisition-related items, $21 million of stock-based compensation expense, and $15.5 million of net restructuring and other items, including merger-related costs.

First quarter 2014 non-GAAP net income was $100 million or $0.17 per diluted share, compared to first quarter 2013 non-GAAP net income of $94 million or $0.17 per diluted share. Fourth quarter 2013 non-GAAP net income was $113 million or $0.20 per diluted share.

Cash and short-term investments totaled approximately $883 million at quarter end. LSI did not repurchase any shares in the first quarter.

*	Generally Accepted Accounting Principles.
**	Excludes stock-based compensation, amortization of acquisition-related intangibles, purchase accounting effect on inventory, restructuring of operations and other items, net, gain on remeasurement of a pre-acquisition equity interest to fair value, and gain/loss on sale/write-down of investments. It also excludes the income tax effect associated with the above-mentioned items.

Forward-Looking Statements: This news release contains forward-looking statements that are based on the current opinions and estimates of management. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could cause LSI’s actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to: the risk that the conditions to the closing of the merger of LSI and a subsidiary of Avago are not satisfied; litigation relating to the merger; uncertainties as to the ability of each of LSI and Avago to consummate the merger; risks that the proposed transaction disrupts the current plans and operations of LSI; the ability of LSI to retain and hire key personnel; competitive responses to the proposed merger; unexpected costs, charges or expenses resulting from the merger; the failure by Avago to obtain the necessary debt financing arrangements set forth in the commitment letters received in connection with the merger; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; legislative, regulatory and economic developments; our ability to achieve anticipated synergies and to develop integrated new products following our acquisition of SandForce; our reliance on major customers and suppliers; our ability to keep up with rapid technological change; our ability to compete successfully in competitive markets; fluctuations in the timing and volumes of customer demand; the unavailability of appropriate levels of manufacturing capacity; and general industry and macro-economic conditions. For additional information, see the documents filed by LSI with the Securities and Exchange Commission, and specifically the risk factors set forth in the company’s most recent report on Form 10-K. LSI disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About LSI

LSI Corporation (NASDAQ: LSI) designs semiconductors and software that accelerate storage and networking in datacenters, mobile networks and client computing. Our technology is the intelligence critical to enhanced application performance, and is applied in solutions created in collaboration with our partners. More information is available at www.lsi.com.

LSI, the LSI & Design logo and Storage.Networking.Accelerated. are trademarks or registered trademarks of LSI Corporation in the United States and/or other countries.

All other brand or product names may be trademarks or registered trademarks of their respective companies.

LSI CORPORATION

Condensed Consolidated Balance Sheets

(In millions)

(Unaudited)

	March 30, 2014	December 31, 2013	March 31, 2013
Assets
Current assets:
Cash and short-term investments	$883.3	$809.8	$658.5
Accounts receivable, net	251.2	270.8	223.2
Inventories	161.9	156.3	181.1
Prepaid expenses and other current assets	85.1	71.7	70.0

Total current assets	1,381.5	1,308.6	1,132.8
Property and equipment, net	298.6	302.3	278.0
Goodwill and identified intangible assets, net	592.5	622.6	711.5
Other assets	126.9	128.2	118.6

Total assets	$2,399.5	$2,361.7	$2,240.9

Liabilities and Stockholders’ Equity
Current liabilities	$453.9	$483.0	$441.5
Pension, tax and other liabilities	421.1	443.0	658.4

Total liabilities	875.0	926.0	1,099.9

Stockholders’ equity:
Common stock and additional paid-in capital	5,626.5	5,576.0	5,535.9
Accumulated deficit	(3,715.8)	(3,749.0)	(3,822.4)
Accumulated other comprehensive loss	(386.2)	(391.3)	(572.5)

Total stockholders’ equity	1,524.5	1,435.7	1,141.0

Total liabilities and stockholders’ equity	$2,399.5	$2,361.7	$2,240.9

LSI CORPORATION

Consolidated Statements of Operations (GAAP)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 30, 2014	December 31, 2013	March 31, 2013
Revenues	$569,066	$605,067	$568,636
Cost of revenues	254,618	272,284	256,511
Amortization of acquisition-related intangibles	20,865	19,746	19,746
Stock-based compensation expense	2,458	2,203	2,875

Total cost of revenues	277,941	294,233	279,132

Gross profit	291,125	310,834	289,504

Research and development	163,818	162,691	158,896
Stock-based compensation expense	10,295	9,628	12,409

Total research and development	174,113	172,319	171,305

Selling, general and administrative	58,736	62,437	69,350
Amortization of acquisition-related intangibles	9,200	9,883	9,883
Stock-based compensation expense	8,232	8,757	10,262

Total selling, general and administrative	76,168	81,077	89,495

Restructuring of operations and other items, net	15,473	17,405	20,452

Income from operations	25,371	40,033	8,252
Interest income and other, net	2,669	2,746	7,880

Income before income taxes	28,040	42,779	16,132
Benefit from income taxes	(5,193)	(2,264)	(2,300)

Net income	$33,233	$45,043	$18,432

Net income per share:
Basic	$0.06	$0.08	$0.03

Diluted	$0.06	$0.08	$0.03

Shares used in computing per share amounts:
Basic	558,490	547,347	550,227

Diluted	588,455	570,206	567,092

Reconciliations of certain GAAP measures to non-GAAP measures are included below.

	Three Months Ended
Reconciliation of GAAP net income to non-GAAP net income:	March 30, 2014	December 31, 2013	March 31, 2013
GAAP net income	$33,233	$45,043	$18,432

Special items:
a) Stock-based compensation expense - cost of revenues	2,458	2,203	2,875
b) Stock-based compensation expense - R&D	10,295	9,628	12,409
c) Stock-based compensation expense - SG&A	8,232	8,757	10,262
d) Amortization of acquisition-related intangibles - cost of revenues	20,865	19,746	19,746
e) Amortization of acquisition-related intangibles - SG&A	9,200	9,883	9,883
f) Restructuring of operations and other items, net	15,473	17,405	20,452

Total special items	66,523	67,622	75,627

Non-GAAP net income	$99,756	$112,665	$94,059

Non-GAAP income per share:
Basic	$0.18	$0.21	$0.17

Diluted	$0.17	$0.20	$0.17

Shares used in computing non-GAAP per share amounts:
Basic	558,490	547,347	550,227

Diluted	588,455	570,206	567,092

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
Operating expenses- GAAP	$265,754	$270,801	$281,252

Special items:
a) Stock-based compensation expense - R&D	10,295	9,628	12,409
b) Stock-based compensation expense - SG&A	8,232	8,757	10,262
c) Amortization of acquisition-related intangibles - SG&A	9,200	9,883	9,883
d) Restructuring of operations and other items, net	15,473	17,405	20,452

Operating expenses- Non-GAAP	$222,554	$225,128	$228,246

LSI CORPORATION

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 30, 2014	December 31, 2013	March 31, 2013
Operating activities:
Net income	$33,233	$45,043	$18,432
Adjustments:
Depreciation and amortization	45,929	45,111	44,285
Stock-based compensation expense	20,985	20,588	25,546
Non-cash restructuring of operations and other items, net	434	247	6,596
Gain on sale of property and equipment	—	—	(4)
Unrealized foreign exchange loss	494	425	589
Deferred taxes	(51)	22,783	(26)
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business combination:
Accounts receivable	19,626	21,718	40,652
Inventories	(5,616)	13,837	25,123
Prepaid expenses, assets held for sale and other assets	(32,903)	(13,956)	(7,955)
Accounts payable	7,936	5,980	(33,054)
Accrued and other liabilities	(47,054)	(27,560)	(57,354)

Net cash provided by operating activities	43,013	134,216	62,830

Investing activities:
Purchases of debt securities available-for-sale	(26)	(43,300)	(53,345)
Proceeds from maturities and sales of debt securities available-for-sale	25,601	40,732	24,117
Purchases of other investments	(232)	(800)	(750)
Purchases of property and equipment	(20,527)	(21,521)	(25,075)
Proceeds from sale of property and equipment	12	155	27

Net cash provided by/(used in) investing activities	4,828	(24,734)	(55,026)

Financing activities:
Issuance of common stock	51,965	52,798	8,165
Payment of dividends to stockholders	—	(16,478)	—
Purchases of common stock under repurchase program	—	—	(60,765)

Net cash provided by/(used in) financing activities	51,965	36,320	(52,600)

Effect of exchange rate changes on cash and cash equivalents	14	715	(1,507)

Net change in cash and cash equivalents	99,820	146,517	(46,303)
Cash and cash equivalents at beginning of period	542,768	396,251	471,528

Cash and cash equivalents at end of period	$642,588	$542,768	$425,225